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                                                                   Exhibit 10.86

                   Beijing Enterprise Network Technology Ltd.

        CONTRACT RELATING TO EXCLUSIVE PURCHASE RIGHT OF EQUITY INTEREST

                           Dated as of August 15, 2004

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                              CONTRACT RELATING TO
               THE EXCLUSIVE PURCHASE RIGHT OF AN EQUITY INTEREST

The Contract Relating to the Exclusive Purchase Right of An Equity Interest, dated as of August 15, 2004 (this "Contract"), is made in Beijing by and among:

     (1) Hurray! Holding Co., Ltd., a limited company incorporated in Cayman Islands, with the address at Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681GT, George Town, Grand Cayman, British West Indies (the "Party A");

     (2) Sun Hao, Citizen of the People's Republic of China (the "PRC"), holding the Identification Card of the PRC (No. 110108721231631), with the address at No. 301, Room 5, 6th Floor, 19 Xinwaidajie, Haidian District, Beijing (the "Party B"); and

     (3) Beijing Enterprise Network Technology Co., Ltd., a limited liability company organized and existing under the laws of the PRC, with the registered address at Room 826, Huizhong Building, No.1 Shangdi No.7 Street, Haidian District, Beijing (the "Party C").

     As used in this Contract, Party A, Party B, and Party C is "the Party" respectively, and "Parties to the Contract" in all.

     WHEREAS,

     1.   Party B has the ownership of 50% equity interest in Party C.

     2. Party C and Hurray! Times Communications (Beijing) Ltd., a 100% owned subsidiary company of Party A within PRC, entered into a series of contracts such as Exclusive Technical Consulting and Services Agreement.

NOW, THEREFORE, the parties to this Contract hereby agree as follows:

1.   Purchase and Sale of Equity Interest
     ------------------------------------

Section 1.1 Authorization
            -------------

Party B hereby irrevocably grants to Party A, under the laws of the PRC, an irrevocable exclusive right ("Purchase Right of Equity Interest") for Party A or one or more persons designated by Party A (the "Designated Persons") to purchase (in accordance with steps decided by Party A and at the price specified in Section 1.3 hereof) at any time from Party B all or part of Party B's equity interest in Party C. Except for Party A and the Designated Persons, Party B shall not grant such right to any other party. Party C hereby

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agrees to the delivery of Purchase Right of Equity Interest from Party B to
Party A. As specified in this Section and this Contract, "person" has the meaning of Person, Corporation, Joint Venture, Partnership, Enterprise, Trust or Non-Corporation Organization.

Section 1.2 Steps
            -----

     The performance of Purchase Right of Equity Interest of Party A shall be upon and subject to the laws and regulations of PRC. Party A shall send a written notice (the "Notice of Purchase of Equity Interest") to Party B upon its performance of Purchase Right of Equity Interest, the Notice of Purchase of Equity Interest shall have in it the following contents:

     (a)  Party A's decision of the performance of purchase right;

     (b) The Equity Interest to be purchased by Party A from Party B (the "Purchased Equity Interest");

     (c)  Purchase Date/Equity Interest Transfer Date.

Section 1.3 Purchase Price
            --------------

Except as requested by law to evaluate, the price of the Purchased Equity Interest ("Purchase Price") shall be an equivalent of the actual amount of the Purchased Equity Interest contributed by Party B.

The Purchase Price is subject to applicable laws and regulations of PRC.

Section 1.4 Transfer of the Purchased Equity Interest
            -----------------------------------------

Every time upon Party A's performance of the Purchase Right of Equity Interest:

(a) Party B shall urge Party C to convene the shareholders meeting, and during the meeting, to pass the resolution to transfer the equity interest from Party B to Party A and/or the Designated Persons;

(b) Party B shall, upon the terms and conditions of this Contract and the Notice of Purchase of Equity Interest, enter into Equity Interest Transfer Contract with Party A (or the Designated Persons, as the case may be);

(c) The related parties shall execute all other requisite contracts, agreements or documents, acquire all requisite approval and consent of the government, and, without any security interest, perform all requisite action to transfer the valid ownership of the Purchased Equity Interest to Party A and/or the Designated Person, and to cause Party A and/or the Designated Person to be the registered owner of the Purchased Equity Interest. For this Section and this Contract, "Security Interest" has

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     the meaning of security, mortgage, right or interest of the third party, any purchase right of equity interest, right of acquisition, right of first refusal, right of set-off, ownership detainment or other security arrangements. To further define the meaning, it does not include any security interest subject to this Contract or the equity interest pledge contract of Party B. As described in this Section and this Contract, "the Equity Interest Pledge Contract of Party B" has the meaning of the Equity Interest Pledge Contract entered into by Hurray! Times Communications (Beijing) Ltd. and Party B dated as of the execution date of this Contract. According to the said Contract, to secure Party C to perform the obligations subject to the Exclusive Technology Consulting and Service Agreement entered into between Party C and Hurray! Times Communications (Beijing) Ltd., Party B pledges all its equity interest in Party C to Hurray! Times Communications (Beijing) Ltd.

Section 1.5 Payment
            -------

Upon the performance of the Purchase Right of Equity Interest by Party A, the Purchase Price shall be determined in compliance with the PRC laws and regulation then in effect.

2.   Promises Relating to Equity Interest
     ------------------------------------

Section 2.1 Undertaking of Party C
            ----------------------

Party C hereby undertakes:

(1) Without prior written consent by Party A or Hurray! Times Communications (Beijing) Ltd., Party A's Affiliate in PRC, not, in any form, to complement, change or renew the Articles of the Association of Party C, to increase or decrease its registered capital, or to change the structure of the registered capital in any other forms;

(2) Pursuant to good financial and business standard and practice, to maintain the existence of the corporation, prudently and effectively operate business and process affairs;

(3) Without prior written consent by Party A or Hurray! Times Communications (Beijing) Ltd., Party A's Affiliate in PRC, not, from the execution date of this Contract, to sell, transfer, mortgage or otherwise dispose of any legitimate or beneficial interest of the assets, business or income of Party C, or to approve any other security interest set on it;

(4) Without prior written notice by Party A or Hurray! Times Communications (Beijing) Ltd., Party A's Affiliate in PRC, no debt shall take place, be inherited, be guaranteed, or be allowed to exist, with the exception of:
     (i) debt from normal or daily business but not from borrowing; (ii) debt having been disclosed to Party A or having gained

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     written consent from Party A;

(5) To carry out all operations in the ordinary course of business to maintain the asset value of Party C, without taking any action/having omission which would sufficiently have an adverse impact on the operation and asset value;

(6) Without prior written consent by Party A or Hurray! Times Communications (Beijing) Ltd., Party A's Affiliate in PRC, not to enter into any material contract, with the exception of the contract entered into in the ordinary course of business (As in this paragraph, a contract with a value more than RMB One Million (RMB1,000,000) shall be deemed as a material contract);

(7) Without prior written consent by Party A or Hurray! Times Communications (Beijing) Ltd., Party A's Affiliate in PRC, not to provide loan or credit loan to anyone;

(8) Upon the request of Party A, to provide all operation and financial materials relevant to Party C;

(9) Party C purchases and holds all insurance from the insurance company accepted by Party A, the insurance amount and category shall be the same with those held by the companies in the same area, operating the similar business and owning the similar properties and assets;

(10) Without prior written consent by Party A or Hurray! Times Communications (Beijing) Ltd., Party A's Affiliate in PRC, not to merge or associate with any person, or purchase any Person or invest in any Person;

(11) To immediately notify Party A of the occurrence or the possible occurrence of litigation, arbitration or administrative procedure related to the assets, business and income of Party C;

(12) In order to keep the ownership of Party C to all its assets, to execute all requisite or appropriate documents, do all requisite or appropriate action, and advance all requisite or appropriate accusation, or make requisite or appropriate defense for all claims;

(13) Without prior written notice by Party A, not to pay dividends to shareholders in any form, but upon the request of Party A, to distribute all or part of its distributable profits to their own shareholders; and

(14) Upon the request of Hurray! Times Communications (Beijing) Ltd., Party A's Affiliate in PRC, to appoint any person designated by Hurray! Times Communications (Beijing) Ltd. to join the Board of Directors of Party C.

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Section 2.2 Undertaking of Party B
            ----------------------

Party B undertakes:

(1) Without prior written consent by Party A or Hurray! Times Communications (Beijing) Ltd., Party A's Affiliate in PRC, not, from the execution date of this Contract, to sell, transfer, mortgage or otherwise dispose of any legitimate or beneficial interest of equity interest, or to approve any other security interest set on it, with the exception of the pledge set on the equity interest of Party B subject to Equity Interest Pledge Contract of Party B;

(2) To cause the authorized representative(s) appointed by it not to approve at the Shareholders' meeting without prior written notice by Party A or Hurray! Times Communications (Beijing) Ltd., Party A's Affiliate in PRC, the sale, transfer, mortgage or otherwise disposal of any legitimate or beneficial interest of equity interest, or to approve any other security interest set on it, with the exception of the pledge set on the equity interest of Party B subject to Equity Interest Pledge Contract of Party B;

(3) To cause the authorized representative(s) appointed by it not to approve at the Shareholders' meeting, without prior written notice by Party A or Hurray! Times Communications (Beijing) Ltd., Party A's Affiliate in PRC, merge the or association with any person by Party C, or its purchase of or investment in any person;

(4) To immediately notify Party A of the occurrence or the possible occurrence of litigation, arbitration or administrative procedure related to the equity interest owned by it;

(5) To cause the authorized representative(s) appointed by it to vote for the transfer of the Purchased Equity Interest subject to this Contract at the shareholders' meeting;

(6) In order to keep its ownership of the equity interest, to execute all requisite or appropriate documents, do all requisite or appropriate action, and advance all requisite or appropriate accusation, or make requisite or appropriate defense for all claims;

(7) Upon the request of Hurray! Times Communications (Beijing) Ltd., Party A's Affiliate in PRC, to appoint any person designated by Hurray! Times Communications (Beijing) Ltd. to join the Board of Directors of Party C;

(8) Upon the request of Party A at any time, to immediately transfer its equity interest to the representative designated by Party A unconditionally and at any time, and waive its right of first refusal over such equity interest being transferred to other existing shareholder; and

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(9)  To prudently comply with the terms and conditions of this Contract and other contracts entered into jointly or severally by Party B, Party C and Party A and Hurray! Times Communications (Beijing) Ltd., to actually perform all obligations under these contracts, without taking any action or having omission which would sufficiently affect the validity and enforceability of these contracts.

3.   Representations and Warranties
     ------------------------------

Representations and Warranties of Party B and Party C
-----------------------------------------------------

Party B and Party C hereby jointly and severally represent and warrant to
-------------------
Party A as of the execution date of this Contract and each of the transfer date, as follows:

(1) It has the power and ability to enter into and deliver this Contract, and any equity interest transfer contract ("Transfer Contract") having it as a party, for every single transfer of the purchased equity interest according to this Contract, and to perform its obligations under this Contract and any Transfer Contract. Upon execution, this Contract and the Transfer Contracts having it as a party shall constitute a legal, valid and binding obligation of it and shall be enforceable against it in accordance with its terms;

(2) The execution, delivery of this Contract and any Transfer Contract and performance of its obligations under this Contract and any Transfer Contract shall not: (i) result in violation of any relevant laws of PRC;
     (ii) constitute a conflict with Articles of Association or other organizational documents; (iii) cause to breach any contract or instruments to which it is a party or having binding obligation on it, or constitute a breach under any contract or instruments to which it is a party or having binding obligation on it; (iv) cause to violate relevant authorization of any consent or approval to it and/or any continuing valid condition; or (v) cause any consent or approval authorized to it to be suspended, removed, or into which other requests be added;

(3) Party B bears the good title to and marketable ownership of its equity interest in Party C. Party B does not set any security interest on the said equity interest, with the exception of the pledge of equity interests agreed by Party A and Hurray! Times Communications (Beijing) Ltd., Party A's Affiliate in PRC;

(4) Party C does not have any outstanding debt, with the exception of (i) debt from its normal business; and (ii) debt having been disclosed to Party A and having gained written consent from Party A;

(5) Party C abides by all laws and regulations applicable to the purchase of assets; and

(6) There is litigation, arbitration or administrative procedure in respect of equity interest, assets of Party C or the corporation to be ongoing or pending or likely to take place.

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4.   Effective Date
     --------------

     This Contract shall become effective once it is signed, with a term of 10 years, and can be extended for 10 years at the discretion of Party A.

5.   Applicable Law and Dispute Resolution
     -------------------------------------

Section 5.1 Applicable Law
            --------------

The execution, validity, interpretation and performance of this Contract, and resolution of the disputes under this Contract, shall be governed by the laws of PRC.

Section 5.2 Dispute Resolution
            ------------------

Any dispute arising from the interpretation and performance of this Contract shall be settled through friendly consultation between the parties to this Contract. If no settlement can be reached through such consultation within thirty (30) days after the written notice is sent by one party to the other requesting to settle the dispute, then either party shall have the right to refer the matter to China International Economic and Trade Arbitration Commission, for arbitration according to the its arbitration rules then in effect. The arbitration shall take place in Beijing. The arbitration award is final, and is binding upon the parties hereto.

6.   Taxes and Expenses
     ------------------

Each party shall, according to laws of PRC, bear any and all taxes of the transfer and registration, costs and expenses for the preparation and execution of this Contract and all Transfer Contracts, and those incurred by or imposed on it for completion of the transactions contemplated under this Contract and all Transfer Contracts.

7.   Notices
     -------

This Contract requires that notices or other communications sent by any party or corporation shall be written in Chinese, and be delivered in person, by mail or fax to other parties at the following addresses or other specified addresses informed by other parties to the party. The date deemed to be duly given or made shall be confirmed as follows: (a) for notices delivered in person, the date of delivery shall be deemed as having been duly given or made; (b) for notices delivered by mail, the tenth day of the delivery date of air registered mail with postage prepaid (as shown on stamp), or the fourth day of the delivery to an express service company accepted internationally shall be deemed as having been duly given or made; and (c) for notices by fax, the receipt date shown on the delivery confirmation of the relevant document shall be deemed as having been duly given or made.

Party A: Hurray! Holding Co., Ltd.

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Address:   Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681GT, George
           Town, Grand Cayman, British West Indies

Party B:   Sun Hao
Address:   No. 301, Room 5, 6th Floor, 19 Xinwaidajie, Haidian District,
           Beijing

Party C:   Beijing Enterprise Network Technology Co., Ltd.
Address: Room 826, Huizhong Building, No.1 Shangdi No.7 Street, Haidian District, Beijing

8.   Confidentiality
     ---------------

Both the parties acknowledge and confirm that any oral or written materials exchanged by the parties relating to this Contract are confidential. Both parties shall keep all such materials in strict confidence. Without written approval by the other party, the party shall not disclose to any third party any relevant materials, but with the exception of the following: (a) the public know or may know such materials (but not disclosed by the party accepting the materials without authorization); (b) materials needed to be disclosed subject to applicable laws; or (c) any party necessarily discloses materials to its legal or financial consultant relating the transaction of this Contract, and this legal or financial consultant shall have the obligation of confidentiality similar to that set forth in this Section. The breach of the obligation of confidentiality by staff or institution employed by any party shall be deemed as the breach of such obligation by that party, and by whom the liabilities for breach shall be borne. No matter this Contract may terminate by any reason, this Section shall continue in force and effect.

9.   Further Warranties
     ------------------

The Parties to the Contract agree to promptly execute documents reasonably requisite to the performance of the provisions and the aim of this Contract or documents beneficial to it, and to take actions reasonably requisite to the performance of the provisions and the aim of this Contract or actions beneficial to it.

10.  Miscellaneous
     -------------

Section 10.1 Amendment, Modification and Supplement
             --------------------------------------

Amendment, modification and supplement of this Contract shall be subject to the written agreement executed by each party.

Section 10.2 Observance of Laws and Regulations
             ----------------------------------

The parties to the contract shall observe and ensure the operation of each party to be fully complied with all laws and regulations of PRC officially published and publicly available.

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Section 10.3 Entire Contract
             ---------------

Except for a written amendment, supplement and modification of this Contract following the date of execution, this contract constitutes the entire contract of the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements, representation and contracts with respect to the subject matter hereof.

Section 10.4 Headings
             --------

The headings contained in this Contract are for convenience of reference only and shall not affect the interpretation, explanation or in any other way the meaning of the provisions of this Contract.

Section 10.5 Language
             --------

This Agreement is executed in Chinese in three copies.

Section 10.6 Severability
             ------------

If any one or more provisions of this Contract are judged as invalid, illegal or non-enforceable in any way according to any laws or regulations, the validity, legality and enforceability of other provisions hereof shall not be affected or impaired in any way. All parties shall, through sincere consultation, seek to replace those invalid, illegal or non-enforceable provisions with valid ones, and the economic effects brought by the valid provisions shall be similar to those effects brought by those invalid, illegal or non-enforceable provisions as much as possible.

Section 10.7 Successor
             ---------

This Contract shall be binding upon and beneficial to the successor of each party and the transferee allowed by each party.

Section 10.8 Survival
             --------

(a) Any obligation arising at the termination or early termination hereof or any obligation which has been due shall continue in force and effect after the termination or early termination of the Contract.

(b) Section 5, Section 8 and Section 10.8 hereof shall continue in force and effect after the termination of this Contract.

Section 10.9 Waiver
             ------

Any party to this Contract may waive the terms and conditions of this Contract. Such waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Any waiver by a party to the breach hereof by other parties in certain situation shall not be construed as a waiver to any similar breach by other parties in other situation.

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IN WITNESS THEREFORE, the parties hereof have caused the Contract Relating to the Exclusive Purchase Right of An Equity Interest to be executed by their duly authorized representatives as of the date first written above.

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Party A: Hurray! Holding Co., Ltd. (Seal affixed)


By: /s/ signed
    ------------------------------------
Name:
Title:

Party B: Sun Hao


By: /s/ signed
    ------------------------------------
Name:

Party C: Beijing Enterprise Network Technology Co., Ltd. (Seal affixed)


By: /s/ signed
    ------------------------------------
Name:
Title:

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